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                                                                     EXHIBIT 4.2

                              CONVERSION AGREEMENT

        THIS CONVERSION AGREEMENT, dated as of March 29, 2000 (this "AGREEMENT"), by and among General Magic, Inc., a Delaware corporation (the "COMPANY"), and the undersigned holders of the Company's Series D Preferred Stock and Series F Preferred Stock (each individually an "INVESTOR" and collectively the "INVESTORS").

                                   WITNESSETH:

        WHEREAS, the Company and each Investor are parties to a Securities Purchase Agreement, dated as of March 30, 1999 (the "SERIES D PURCHASE AGREEMENT"), pursuant to which the Company issued to the respective Investor the Company's Series D Preferred Stock (the "SERIES D PREFERRED SHARES"), and an Exchange Agreement, dated as of September 9, 1999 (the "EXCHANGE AGREEMENT") pursuant to which the Company issued to the respective Investor the Company's Series F Preferred Stock (the "SERIES F PREFERRED SHARES");

        WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and the Investors of even date herewith (the "SERIES H PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Series H Purchase Agreement, to issue and sell to the Investors 2,200 shares of the Company's Series H Convertible Preferred Stock, which will be convertible into shares of the Company's common stock (the "COMMON STOCK") and warrants to purchase Common Stock;

        WHEREAS, to induce the Company to execute and deliver the Series H Purchase Agreement, Each Investor has agreed to convert the Preferred Shares as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

        1. Provided that the Closing (as defined in the Series H Purchase Agreement) shall have occurred, each of the Investors agrees that on or prior to the date which is 186 days after the Closing Date (as defined in the Series H Purchase Agreement) (the "REQUIRED CONVERSION DATE"), such Investor shall have delivered one or more conversion notices for the conversion of all of the Series D Preferred Shares and Series F Preferred Shares held by such Investor as of the date hereof, provided that: (a) each time that the Company delivers a Put Notice during such 186 day period pursuant to the Common Stock Investment Agreement dated as of July 30, 1999, as amended, between the Company and Cripple Creek Securities, LLC, such date shall be extended for Halifax Fund, L.P., Palladin Partners I., L.P., Palladin Overseas Fund, Limited, The Gleneagles Fund Company and Lancer Securities, Ltd., as may be reasonably requested by Halifax Fund, L.P. so that compliance with this conversion obligation will not force the undersigned to become the beneficial owner of more than 4.99% of Company common stock in the aggregate; and (b) such Investor shall not be required to deliver any further conversion notices if at any time during such period the closing bid price for Company Common Stock is less than $4.00.

        2. Except as provided in the Series H Purchase Agreement, the Series D Purchase Agreement and the Exchange Agreement shall remain in full force and effect in accordance with their respective terms.

        3.      Miscellaneous.

               (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

               (b) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               (c) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once


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executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               (d) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (e) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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        IN WITNESS WHEREOF, the parties have caused this Conversion Agreement to be duly executed as of day and year first above written.


COMPANY:                        BUYERS:

GENERAL MAGIC, INC.                HFTP INVESTMENT L.L.C.
                                      By:      Promethean Asset Management
                                               L.L.C.
                                      Its:     Investment Manager
By: _______________________
Name:
Its:                                  By:
                                         -------------------------------
                                      Name:    James F. O'Brien, Jr.
                                      Its:     Managing Member


                                   RGC INTERNATIONAL INVESTORS,
                                     LDC
                                      By:      Rose Glen Capital
                                               Management, L.P.
                                      Its:     Investment Manager

                                      By:      RGC General Partner Corp.
                                      Its:     General Partner

                                      By:
                                         -------------------------------
                                      Name:    Wayne Bloch
                                      Its:     Managing Director


                                   HALIFAX FUND, L.P.
                                      By:      The Palladin Group, L.P.
                                      Its:     Attorney-in-Fact


                                      By:
                                         -------------------------------
                                      Name:    Robert Chender
                                      Title:   Managing Director


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            [PAGE 2 OF 3 OF THE CONVERSION AGREEMENT SIGNATURE PAGES]


                                   PALLADIN PARTNERS I, L.P.
                                      By:      Palladin Asset Management, L.L.C.
                                      Its:     General Partner


                                      By:
                                         -------------------------------
                                      Name:    Robert Chender
                                      Title:   Managing Director


                                   PALLADIN OVERSEAS FUND
                                   LIMITED
                                      By:      The Palladin Group L.P.
                                      Its:     Attorney-in-Fact


                                      By:
                                         -------------------------------
                                      Name:    Robert Chender
                                      Title:   Managing Director


                                   THE GLENEAGLES FUND COMPANY
                                      By:      The Palladin Group L.P
                                      Its:     Attorney-in-Fact


                                      By:
                                         -------------------------------
                                      Name:    Robert Chender
                                      Title:   Managing Director



                                   LANCER SECURITIES LTD.
                                      By:      The Palladin Group L.P
                                      Its:     Attorney-in-Fact


                                      By:
                                         -------------------------------
                                      Name:    Robert Chender
                                      Title:   Managing Director


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            [PAGE 3 OF 3 OF THE CONVERSION AGREEMENT SIGNATURE PAGES]


                                      FISHER CAPITAL LTD.


                                      By:
                                         -------------------------------
                                      Name:       Daniel Hopkins
                                      Its:        Authorized Signatory


                                      WINGATE CAPITAL LTD.


                                      By:
                                         -------------------------------
                                      Name:       Daniel Hopkins
                                      Its:        Authorized Signatory


                                      CONSECO DIRECT LIFE

                                      By:
                                         -------------------------------
                                         Name:
                                         Its: